UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2020

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run

Newtown, PA 18940

(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive

Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ONTX	The Nasdaq Stock Market LLC
Common Stock Warrants	ONTXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2020, the Compensation Committee of the Board of Directors (the “Board”) of Onconova Therapeutics, Inc. (the “Company”) and the Board approved a cash bonus program of cash-settled stock appreciation right (“SAR”) awards and cash-settled performance stock unit (“PSU”) awards to the Company’s employees, including each of the Company’s named executive officers and the chief financial officer. In determining the number of shares subject to the SAR and PSU awards for each named executive officer and the chief financial officer, the Compensation Committee and the Board considered recommendations from Radford, the Company’s independent compensation consultant. To support its recommendations for the awards for executive and all other employees, Radford utilized data from the Company’s updated 2020 peer group and competitive market surveys.

The SAR awards vest 33% on the first anniversary of the grant date and monthly thereafter for 24 months, subject to the officer’s continued employment or service through the applicable vesting dates, will be settled in cash, have a per-share base amount of $0.56, which was the closing sales price of a share of the Company’s common stock on July 9, 2020, and are in all cases subject to the terms and conditions of the Company’s form of Stock Appreciation Right Award Agreement. Each SAR subject to an SAR award represents the right to a cash payment equal to the excess, if any, of (i) the fair market value of each underlying share of the Company’s common stock, determined on the date of exercise of the SAR minus (ii) the base amount. Pursuant to the terms of the SAR awards, in no event may the cash payment for each SAR exceed $0.88, which is the maximum price per share of $1.44, minus the base amount of $0.56, subject to adjustment in accordance with the terms of the Stock Appreciation Right Award Agreement. The maximum price per share is the per-share value based on the Company’s market capitalization at $250 million and the Company’s outstanding shares of common stock, which is currently 174,177,448 shares.

The PSU awards made to the officers will be earned and vested upon the Company’s attainment, on or before July 9, 2024, of certain performance goals as follows: (i) 50% of PSUs will vest upon the submission of the New Drug Application to the U.S. Food and Drug Administration (“FDA”) for rigosertib for myelodysplastic syndromes based on the INSPIRE study, and (ii) the other 50% of the PSUs will vest upon FDA approval of rigosertib for myelodysplastic syndromes based on the INSPIRE study. The vesting of the PSUs is subject to the executive’s continued employment with the Company through each vesting date. In the event that a performance goal is achieved prior to July 9, 2021, the vesting date for the portion of the PSUs that will vest based on the achievement of the applicable performance goal will be July 9, 2021. The PSUs will be settled in cash and are in all cases subject to the terms and conditions of the Company form of Performance Stock Unit Award Agreement. Pursuant to the terms of the PSU awards, the maximum cash amount payable to each officer with respect to each vested PSU subject to the officer’s PSU award cannot exceed maximum price per share of $1.44, subject to adjustment in accordance with the terms of the Performance Stock Unit Award Agreement. If a performance goal is not achieved on or before July 9, 2024, the PSUs subject to such performance goal will be automatically forfeited as of July 9, 2024.

The Compensation Committee and the Board approved the following SAR awards and PSU awards to the Company’s named executive officers and the chief financial officer:

Executive Officer	Position	Number of Shares Subject the SAR Awards	Number of Shares Subject the PSU Awards
Steven M Fruchtman, M.D.	President and Chief Executive Officer	1,273,800	616,400

Manoj Maniar, Ph.D.	Senior Vice President, Product Development	418,600	202,500

Richard Woodman, M.D.	Chief Medical Officer and Senior Vice President, Research and Development	396,000	191,600

Mark Guerin	Chief Financial Officer	543,000	262,700

The foregoing description of the terms and conditions of the SAR and PSU awards do not purport to be complete and are qualified in their entirety by the full text of the forms of the Stock Appreciation Right Award Agreement and the Performance Stock Unit Award Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.1	Form of Stock Appreciation Right Award Agreement

10.2	Form of Performance Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2020	Onconova Therapeutics, Inc.

	By:	/s/ MARK GUERIN
Name: Mark Guerin
Title: Chief Financial Officer